Exhibit 99.1
Energy Focus, Inc. Reports Second Quarter 2026 Financial Results
SOLON, Ohio, August 11, 2026 -- Energy Focus, Inc. (NASDAQ: EFOI) (the “Company” or “Energy Focus”), a leader in sustainable, energy-efficient lighting and control system products for the commercial market and military maritime market (“MMM”), today announced its financial results for the second quarter ended June 30, 2026.
Second Quarter 2026 Financial Highlights:
•Net sales of $3.7 million, an increase of 228.0% compared with the second quarter of 2025, reflecting an increase of approximately $1.1 million, or 328.4%, of growth in military sales period-over-period and an increase of approximately $1.5 million, or 191.6%, of growth in commercial sales. Sequentially, net sales increased 295.0% compared with the first quarter of 2026, primarily reflecting increases of approximately $1.9 million in commercial sales and $0.9 million in military sales. The net sales increase in the second quarter was primarily driven by higher commercial sales resulting from initial shipments under the Energy Storage Systems (“ESS”) business to a new customer in Australia, together with increased sales of MMM products due to improved demand compared to the prior year period.
•Gross profit margin was (6.8)% in the second quarter of 2026, compared with 12.9% in the second quarter of 2025 and 23.3% in the first quarter of 2026. The decrease was primarily driven by an increase in inventory reserves.
•Loss from operations of $0.9 million in the second quarter of 2026, compared with $0.2 million in the second quarter of 2025 and $0.1 million in the first quarter of 2026. The higher loss from operations was primarily due to higher allowance for credit losses and business travel expenses.
•Net loss was $0.9 million, or $(0.14) per basic and diluted share of common stock, in the second quarter of 2026, compared with a net loss of $0.2 million, or $(0.04) per basic and diluted share, in the second quarter of 2025 and a net loss of $0.1 million, or $(0.02) per basic and diluted share, in the first quarter of 2026
•Cash was $1.1 million as of June 30, 2026, unchanged from December 31, 2025 and up from $0.5 million as of June 30, 2025. The increase was primarily due to proceeds of $0.9 million from short-term borrowings, partially offset by a $0.4 million cash advance related to an investment in a joint venture.

•On May 29, 2026, the Company entered into a securities purchase agreement with Euka Power Japan Co., Ltd., pursuant to which the Company agreed to issue and sell, in a private placement, an aggregate of 65,789 shares of its common stock, par value $0.0001 per share, for a purchase price of $3.80 per share, for aggregate gross proceeds of approximately $250,000 (the “May 2026 Private Placement”). Additional details regarding the May 2026 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2026.
Second Quarter 2026 Financial Results:
Net sales were $3.7 million in the second quarter of 2026, an increase of $2.6 million, or 228.0%, compared with $1.1 million in the second quarter of 2025. The increase primarily reflected a $1.5 million, or 191.6%, increase in
32000 Aurora Road, Solon, OH 44139        • www.energyfocus.com        • 800.327.7877

commercial sales, driven by initial shipments to a new customer in Australia through the ESS business, and a $1.1 million, or 328.4%, increase in MMM product sales due to improved demand compared with the prior-year period.

Gross loss was $0.3 million, representing a gross margin of (6.8)% of net sales, in the second quarter of 2026, compared with gross profit of $0.1 million, representing a gross margin of 12.9% in the second quarter of 2025. The year-over-year decrease in gross profit margin was primarily attributable to increased inventory reserves.

Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 4.5% in the second quarter of 2026, compared with 16.7% in the second quarter of 2025. The decrease was primarily attributable to lower variable margins in the second quarter of 2026. Sequentially, adjusted gross margin decreased from 31.0% in the first quarter of 2026 to 4.5% in the second quarter of 2026, representing a decrease of 26.5 percentage points. The decline was primarily attributable to a less favorable product mix and higher inventory reserves recognized during the quarter.

Operating loss was $0.9 million in the second quarter of 2026, an increase of $0.6 million compared with operating loss of $0.2 million in the second quarter of 2025, and an increase of $0.7 million compared with $0.1 million in the first quarter of 2026. The year-over-year and sequential increases were primarily due to higher allowance for credit losses and increase in business travel expenses. Net loss was $0.9 million, or $(0.14) per basic and diluted share of common stock, in the second quarter of 2026, compared with a net loss of $0.2 million, or $(0.04) per basic and diluted share, in the second quarter of 2025 and net loss of $0.1 million, or $(0.02) per basic and diluted share, in the first quarter of 2026.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was $(0.9) million in the second quarter of 2026, compared with $(0.3) million in the second quarter of 2025 and $(0.1) million in the first quarter of 2026. The decrease in the second quarter of 2026, as compared to the second quarter of 2025, was primarily driven by higher inventory reserves.

Net cash used in operating activities was $0.8 million in the six months ended June 30, 2026. Net loss in the six months ended June 30, 2026 was $1.0 million, adjusted for non-cash items, including depreciation, provisions for inventory, warranty, accounts receivable reserves and working capital changes. During the six months ended June 30, 2026, significant working-capital changes included a $2.2 million change in accounts receivable due to the specific timing of customer collections, which was offset by a $2.8 million change in related party accounts payable due to the timing of inventory receipts and payments.
About Energy Focus
Energy Focus is a leader in energy-efficient light-emitting diode (“LED”) lighting and energy infrastructure solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com. The Company routinely posts important updates on its website.
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Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our expansion initiatives in new geographic markets, our growth initiatives in energy infrastructure and new product sectors, our expectations regarding new partnerships and customer relationships, demand recovery in military and commercial markets, product development strategy, and future performance. Important factors that could cause actual results to differ materially include our need for additional financing to continue operations and substantial doubt about our ability to continue as a going concern, dependence on private placements with related parties and resulting shareholder dilution, reliance on a limited number of customers including dependence on single large projects, dependence on military maritime customers and ongoing federal budget uncertainties, risks associated with expansion in new geographic markets where we lack established presence, early stage of new customer relationships with no assurance of long-term partnerships or material revenue, uncertainty regarding whether new product initiatives will achieve market acceptance or generate meaningful revenue, global trade policies including tariffs that could materially increase costs, reliance on related party suppliers and global supply chain disruptions, elevated inventory reserves, ability to compete against companies with greater resources, significant expense fluctuations, ability to comply with government contracting laws and regulations, and other risks detailed in our filings with the Securities and Exchange Commission. The forward-looking statements made in this press release speak only as of the date of this press release, and we undertake no obligation to update these statements except as required by law.
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Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877
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Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash	$1,096	$1,064
Trade accounts receivable, less allowances of $184 and $33, respectively	2,563	526
Inventories, net	2,771	2,930
Prepayments to vendors	693	3
Prepaid and other current assets	274	126
Total current assets	7,397	4,649

Property and equipment, net	81	97
Operating lease, right-of-use asset	143	207
Advance for investment in joint venture	522	156
Total assets	$8,143	$5,109

LIABILITIES
Current liabilities:
Accounts payable	$181	$158
Accounts payable - related party	3,200	386
Accrued liabilities	158	56
Accrued legal and professional fees	72	44
Accrued payroll and related benefits	64	47
Accrued sales commissions	1	1
Accrued warranty reserve	63	91
Operating lease liabilities	151	139
Short-term borrowings	911	—
Total current liabilities	4,801	922
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Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share data)

	June 30, 2026	December 31, 2025
	(Unaudited)

Operating lease liabilities, net of current portion	—	78
Total liabilities	4,801	1,000

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) as of June 30, 2026 and December 31, 2025
Issued and outstanding: 876,447 as of June 30, 2026 and December 31, 2025	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares as of June 30, 2026 and December 31, 2025
Issued and outstanding: 6,369,222 as of June 30, 2026 and 6,306,433 as of December 31, 2025	1	1
Additional paid-in capital	160,285	160,035
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(156,941)	(155,924)
Total stockholders' equity	3,342	4,109
Total liabilities and stockholders' equity	$8,143	$5,109

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Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three months ended			Six months ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Net sales	$3,749	$949	$1,143	$4,698	$1,759
Cost of sales	4,004	728	996	4,732	1,418
Gross profit (loss)	(255)	221	147	(34)	341

Operating expenses:
Product development	84	76	74	160	124
Selling, general, and administrative	529	286	297	815	709
Total operating expenses	613	362	371	975	833
Loss from operations	(868)	(141)	(224)	(1,009)	(492)

Other expenses (income):
Interest expense	5	—	—	5	—
Interest income	(3)	(1)	(1)	(4)	(1)
Other expenses	—	—	8	—	8
Loss from operations before income taxes	(870)	(140)	(231)	(1,010)	(499)
Provision for income taxes	7	—	—	7	—
Net loss	$(877)	$(140)	$(231)	$(1,017)	$(499)
Comprehensive loss	$(877)	$(140)	$(231)	$(1,017)	$(499)

Net loss per common share - basic and diluted:
Net loss	$(0.14)	$(0.02)	$(0.04)	$(0.16)	$(0.09)

Weighted average shares of common stock outstanding:
Basic and diluted	6,327	6,248	5,379	6,317	5,323

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Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three months ended			Six months ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Cash flows from operating activities:
Net loss	$(877)	$(140)	$(231)	$(1,017)	$(499)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss (gain)	5	6	(45)	11	(45)
Loss on settlement of vendor obligations	—	—	8	—	8
Depreciation	8	8	10	16	19
Stock-based compensation	—	—	—	—	(4)
Provision for credit losses and sales returns	169	(17)	71	152	64
Provision for slow-moving and obsolete inventories	424	73	44	497	58
Provision for warranties	1	(29)	3	(28)	(30)
Changes in operating assets and liabilities:
Accounts receivable	(2,250)	58	(414)	(2,192)	(191)
Inventories	499	(837)	85	(338)	101
Prepayments to vendors	(678)	(12)	197	(690)	(16)
Prepaid and other assets	(63)	(85)	2	(148)	18
Accounts payable	19	4	—	23	(63)
Accounts payable - related party	1,891	928	31	2,819	74
Accrued and other liabilities	35	112	26	147	21
Right of use assets and lease liabilities	(2)	—	(2)	(2)	(2)
Total adjustments	58	209	16	267	12
Net cash provided by (used in) operating activities	(819)	69	(215)	(750)	(487)
Cash flows from investing activities:
Acquisitions of property and equipment	—	—	—	—	(5)
Advance for investment in potential joint venture	(380)	—	—	(380)	—
Net cash used in investing activities	(380)	—	—	(380)	(5)
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Condensed Consolidated Statements of Cash Flows – continued
(unaudited)
(in thousands)

	Three months ended			Six months ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Cash flows from financing activities:
Issuance of common stock	250	—	200	250	400
Proceeds from short-term borrowings	922	—	—	922	—
Net cash provided by financing activities	1,172	—	200	1,172	400

Effect of exchange rate changes on cash	(3)	(7)	26	(10)	26

Net increase (decrease) in cash	(30)	62	11	32	(66)
Cash, beginning of period	1,126	1,064	488	1,064	565
Cash, end of period	$1,096	$1,126	$499	$1,096	$499

Non-cash investing and financing activities:
Acquisition of property and equipment through accounts payable	—	—	34	—	39

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Sales by Product
(unaudited)
(in thousands)

	Three months ended			Six months ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Net sales:
Commercial products	$2,254	$318	$773	$2,572	$976
MMM products	1,491	628	348	2,119	761
Setup service	4	3	22	7	22
Total net sales	$3,749	$949	$1,143	$4,698	$1,759
Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include:
•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and
•adjusted gross margins, which we define as our gross profit margins excluding the impact of inventory reserve charges (excess and obsolete, in-transit and net realizable value adjustments) and inventory write-offs. Management believes this measure better reflects the underlying profitability of products sold during the period by excluding the impact of prior period inventory purchasing decisions.
We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total adjusted EBITDA and adjusted gross margins, respectively.

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	Three months ended			Six months ended June 30,
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Net loss	$(877)	$(140)	$(231)	$(1,017)	$(499)
Interest expense	5	—	—	5	—
Interest income	(3)	(1)	(1)	(4)	(1)
Foreign exchange loss (gain)	5	6	(45)	11	(45)
Depreciation	8	8	10	16	19
Stock-based compensation (1)	—	—	—	—	(4)
Adjusted EBITDA	$(855)	$(127)	$(267)	$(982)	$(530)
(1) No equity awards were granted to employees or consultants during the six months ended June 30, 2026 Accordingly, no stock-based compensation expense was recognized during the period. A reversal of $4 thousand was recognized during the six months ended June 30, 2025.

	Three months Ended
(in thousands)	June 30, 2026		March 31, 2026		June 30, 2025
	($)	(%)	($)	(%)	($)	(%)
Net sales	$3,749		$949		$1,143
Actual gross profit (loss)	$(255)	(6.8)%	$221	23.3%	$147	12.9%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	424	11.3%	73	7.7%	44	3.8%
Adjusted gross profit	$169	4.5%	$294	31.0%	$191	16.7%

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